Exhibit 99.5

Citigroup Inc.
DKK 2,000,000,000 4.750% Fixed Rate Notes due 2017
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Danish Krone ("DKK")
3.	Aggregate Nominal Amount:	DKK 2,000,000,000
4.	Issue Price:	99.447%
5.	Specified Denominations:	DKK 500,000.
6.	Issue Date:	31 May 2007
7.	Maturity Date:	31 May 2017
8.	Interest Basis:	The Notes will bear interest in arrears at a fixed rate of interest from and including, 31 May 2007 to, but excluding, the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST PAYABLE
11.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	4.750% per annum payable annually in arrear
	(ii) Interest Payment Dates:	31 May in each year from, and including, 31 May 2008 to, and including, 31 May 2017. Following business day convention.
	(iii) Fixed Coupon Amount:	DKK 23,750 per Note of DKK 500,000
	(iv) Day Count Fraction:	Actual/Actual (ICMA) (unadjusted)
PROVISIONS RELATING TO REDEMPTION
12.	Final Redemption Amount:	Par
13.	Early Redemption Amount:	Par, payable upon redemption for taxation reasons or on event of default.
GENERAL PROVISIONS APPLICABLE TO THE NOTES
14.	Form of Notes:	Bearer Notes
15.	Additional Financial Centers relating to Payment Dates:	New York and Copenhagen
16.	Redenomination, renominalisation and reconventioning provisions:	Applicable
DISTRIBUTION
17.	TEFRA:	The D Rules are applicable
18.	Listing:	Regulated Market of the Copenhagen Stock Exchange

OPERATIONAL INFORMATION

ISIN Code:	DK0030059092
Common Code:	030129229
Any clearing system other than Euroclear Bank S.A./N.V. and Clearstream Banking, Société Anonyme:	Vaerdipapircentralen A/S